Exhibit 99.1

HENGYANG CITY RED SUNSET TOURISM DEVELOPMENT CO. LTD.

FINANCIAL STATEMENTS

F-1

Report of Independent Registered Public Accounting Firm

To:	The Board of Directors and Stockholders of DD’s Deluxe Rod Holder, Inc.
For the financial statements of Hengyang City Red Sunset Tourism Development Co. Ltd.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Hengyang City Red Sunset Tourism Development Co. Ltd. (the “Company”) as of December 31, 2017 and 2016, and the related statement of operations and comprehensive loss, changes in equity and cash flows for each of the two years in the period ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered from losses from operations and significant accumulated deficits. The Company comes to have insufficient cash flows generated from operations and provided for development. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.
(as successor to Centurion ZD CPA Limited)
We have served as the Company’s auditor since 2018.
Hong Kong, China
April 2, 2019

F-2

Hengyang City Red Sunset Tourism Development Co. Ltd.

Balance Sheets

(Stated in US Dollars)

	December 31, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$6,512	$1,150
Prepaid expenses and advance to suppliers	7,993	7,780
Other assets	93	88
Total current assets	14,598	9,018

Non-current assets
Deposits, non-current	15,370	14,403
Property and equipment, net	-	-
Total non-current assets	15,370	14,403

Total assets	$29,968	$23,421

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Other payable	3,365	3,153
Amount due to directors	42,490	36,000
Amount due to related parties	82,368	64,631
Income tax payable	276	268
Total current liabilities	128,499	104,052

Total liabilities	128,499	104,052

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Share capital	70,180	70,180
Accumulated deficit	(193,341)	(181,317)
Accumulated other comprehensive income	24,630	30,506
Total stockholders’ equity	(98,531)	(80,631)
Total liabilities and stockholders’ equity	$29,968	$23,421

The accompanying notes are an integral part of these financial statements.

F-3

Hengyang City Red Sunset Tourism Development Co. Ltd.

Statements of Operations and Comprehensive Loss

(Stated in US Dollars)

	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Revenue	$70,250	$34,324
Cost of revenue	(66,484)	(32,167)
Gross profit	3,766	2,157

Operating expenses:
Selling expenses	-	-
General and administrative expenses	15,006	14,466
Total operating expenses	15,006	14,466

Loss from operations	(11,240)	(12,309)

Other income (expense):
Bank charges	(81)	(87)
Total other income (expense), net	(81)	(87)

Loss before taxes	(11,321)	(12,396)

Provision for income taxes	703	343

Net loss after income taxes	$(12,024)	$(12,739)

Foreign currency translation adjustment	(5,876)	5,469

Comprehensive loss	$(17,900)	$(7,270)

The accompanying notes are an integral part of these financial statements.

F-4

Hengyang City Red Sunset Tourism Development Co. Ltd.

Statements of Stockholders’ Equity

(Stated in US Dollars)

	Share Capital	Accumulated deficits	Accumulated other comprehensive income/(loss)	Total stockholders’ equity
Balance, December 31, 2015	$70,180	$(168,578)	$25,037	$(73,361)
Net loss for the year	-	(12,739)	-	(12,739)
Foreign currency translation adjustment	-	-	5,469	5,469
Balance, December 31, 2016	70,180	(181,317)	30,506	(80,631)
Net loss for the year	-	(12,024)	-	(12,024)
Foreign currency translation adjustment	-	-	(5,876)	(5,876)
Balance, December 31, 2017	$70,180	$(193,341)	$24,630	$(98,531)

The accompanying notes are an integral part of these financial statements.

F-5

Hengyang City Red Sunset Tourism Development Co. Ltd.

Statements of Cash Flows

(Stated in US Dollars)

	For the Year ended December 31, 2017	For the Year ended December 31, 2016
Cash flows from operating activities:
Net loss	$(12,024)	$(12,739)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:

Changes in operating assets and liabilities:
Increase in prepaid expenses and advance to suppliers	298	518
(Decrease) in VAT receivable	-	(92)
Increase in other payables and accrued liabilities	-	45
(Decrease) increase in income tax payable	(10)	61
Increase in amounts due to directors	3,923	2,259
Increase in amount due to related parties	12,902	9,148
Net cash provided by (used in) operating activities	5,089	(800)

Cash flows from investing activities:
Net cash provided by (used in) investing activities	-	-

Cash flows from financing activities:
Net cash provided by (used in) financing activities	-	-

Effect of exchange rate changes on cash	273	(104)

Net increase (decrease) in cash and cash equivalents	5,362	(904)

Cash and cash equivalents, beginning balance	1,150	2,054

Cash and cash equivalents, ending balance	$6,512	$1,150

Supplementary cash flows information:
Cash paid for interest	$-	$-
Cash paid for income tax	$728	$336

The accompanying notes are an integral part of these financial statements

F-6

Hengyang City Red Sunset Tourism Development Co. Ltd.

Notes to Financial Statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Hengyang City Red Sunset Tourism Development Co. Ltd. (“Red Sunset Tourism” or “the Company”) was incorporated in Hengyang City, Hunan Province of the People’s Republic of China under the law of the People’s Republic of China (“PRC”) on January 8, 2008 and its office is located in High-Technology Zone of Hengyang City, Henan Province. Red Sunset Tourism primarily engages in organizing and coordinating domestic travel tours within the territory of PRC for the senior elderly in Henan Province and elderly residents of Hengyang City Yueping Retirement Home (Red Sunset Apartment). The Company generates revenue through the group tour fee earned from organizing and coordinating travel tours for its tour participants.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimate and assumptions that impact the presented amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the presented amounts of revenues and expenses during the period. Actual results may differ from those estimates. Significant estimates for the years ended December 31, 2017 and 2016 include the collectability of receivables, the useful lives of long-lived assets, assumptions used in assessing impairment of long-lived assets, valuation of accruals for expenses and tax due.

Going Concern Consideration

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern basis. The going-concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed on the financial statements. The Company’s ability to continue as a going concern depends on the liquidation of its current assets and business developments. As of December 31, 2017 and 2016, the Company has incurred a net loss of $12,024 and $12,739, respectively and a negative cash flow from its operating activities, $800 for the year ended December 31, 2016. These conditions raise a doubt about the ability of the Company to continue as a going concern.

To expand its market share of tourism services, Red Sunset Tourism sold its business to and became wholly owned by Hunan Xiao De Tian Xia Senior Care Industry Management Limited (“Hunan Xiao De Tian Xia”) on December 10, 2018. Red Sunset Tourism believes that through the marketing and promotional events as well as management of Hunan Xiao De Tian Xia and its subsidiaries, its operation and revenue can be grown gradually and steadily.

Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar. Red Sunset Tourism uses the local currency, Renminbi (RMB) as its functional currency as determined based on the criteria of ASC 830, “Foreign Currency Translation”. Assets and liabilities are translated at the unified exchange rate as quoted by the U.S. Federal Reserve at the end of the period. Income and expense accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Translation adjustments included in accumulated other comprehensive (loss) income amounted to $(5,876) and $5,469 as for the years ended December 31, 2017 and 2016, respectively.

F-7

Asset and liability accounts at December 31, 2017 and 2016 were translated at 6.5063 RMB to $1.00 and at 6.9430 RMB to $1.00, respectively, which were the exchange rates on the balance sheet dates. Equity accounts were stated at their historical rates. The average translation rates applied to the statements of operations for the years ended December 31, 2017 and 2016 were 6.7569 RMB and 6.640 RMB to $1.00, respectively. Cash flows from Red Sunset Tourism’s operations are calculated based upon the local currencies using the average translation rate.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains its deposits in financial institutions in the PRC. As of December 31, 2017 and 2016, cash balances, $6,512 and $1,150, respectively, held in the PRC banks are uninsured. Red Sunset Tourism has not experienced any losses in bank accounts and believes it is not exposed to any risks on its cash in bank accounts.

Financial Instrument

The carrying amount reported in the balance sheet for cash, other receivables, accrued liabilities and other payables approximate fair value because of the immediate or short-term maturity of these financial instruments.

Plant, Property and Equipment

Plant, property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains and losses on dispositions of property and equipment are included in operating income (loss). Repairs and maintenance are expensed as incurred.

Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method over the useful lives of the assets are as follows:

Classification	Estimated useful life
Furniture & Fixtures	2-3 years
Computer Equipment	2-3 years
Office Equipment	2-3 years

Fair Values of Financial Instruments

ASC Topic 825, Financial Instruments (“Topic 825”) requires disclosure of fair value information of financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Topic 825 excludes certain financial instruments and all non-financial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of Red Sunset Tourism.

F-8

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The Company considers the carrying amount of cash, other receivables and other short-term payables, to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization.

Comprehensive Income (Loss)

Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income (loss) but are excluded from net income (loss) as these amounts are recorded directly as an adjustment to stockholders’ equity. The Company’s other comprehensive income (loss) is comprised of foreign currency translation adjustments.

Revenue Recognition

Red Sunset adopted FASB ASC Topic 606, Revenue from Contracts with Customers, or ASC Topic 606, under the modified approach applied to its contracts entered in the first quarter of 2017. The early adoption did not result in an adjustment to its retained earnings.

The five-step model defined by ASC Topic 606 requires us to (1) identify our contracts with customers, (2) identify our performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to our performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the customer in an amount that reflects the consideration expected in exchange for those goods or services.

Group tour revenue – Group tour relates to a service of organizing and coordinating travel tours for the elderly participants in Hengyang City and elderly residents of Hengyang City Yueping Retirement Home (Red Sunset Apartment). Group tour revenue earned when the Red Sunset Tourism had dispatched its staff members to escort the elderly participants during the tours.

Value-added Taxes

Pursuant to the PRC tax laws, in case of the services provided, generally the value added tax (“VAT”) rate is 3% of the gross sales for small scale VAT payer and 6% of the gross sales for general VAT payer. Small-scale taxpayers, being those without sophisticated business, accounting and auditing systems and whose turnover is below RMB 5,000,000. Small-scale VAT payers were exempted from VAT tax if their monthly turnover did not exceed RMB 20,000 for the year ended December 31, 2016 and RMB 30,000 for the year ended December 31, 2017. Since 2008, Red Sunset Tourism’s revenue did not exceed RMB 5,000,000 and was considered as a small-scale VAT taxpayer. For small-scale VAT payer, VAT on sales is calculated at 3% on revenue from services provided. The accrued VAT is recorded as VAT payables in the financial statements. VAT is reported as a deduction to revenue when incurred.

Income Taxes

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

F-9

The Company applies ASC 740, Accounting for Income Taxes, to account for uncertainty in income taxes and the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

Recent Accounting Pronouncements

Recently adopted accounting pronouncements

Revenue Recognition: In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (ASU 2014-09), to supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 provides two application methods: (i) retrospective to each prior reporting period presented with the option to elect certain practical expedients as defined within ASU 2014-09 (full retrospective method); or (ii) retrospective with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application and providing certain additional disclosures as defined per ASU 2014-09 (modified retrospective method). The Company elected to apply the ASC Topic 606 by using modified retrospective approach for the year ended December 31, 2017.

Disclosure of Going Concern Uncertainties: In August 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (ASU 2014-15), to provide guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and to provide related footnote disclosures. We adopted this amendment in the first quarter of 2017. The adoption of ASU 2014-15 did not have a material impact on the Company’s financial statements.

Balance Sheet Classification of Deferred Taxes: In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes which requires entities to present deferred tax assets and deferred tax liabilities as noncurrent on the consolidated balance sheet. The Company adopted this guidance since its inception date in the current fiscal year. The Company also adopted this guidance to present the deferred tax assets and deferred tax liabilities with a netted off amount in all period presented

Leases: In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which provides guidance on lease amendments to the FASB Accounting Standard Codification. Topic 842 changes how the definition of a lease is applied and judgment may be required in applying the definition of a lease to certain arrangements. The Company elected to early adopt the standard in the first quarter 2017 concurrent with the adoption of Topic 606 related to revenue recognition, using the full retrospective approach. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases, to clarify how to apply certain aspects of the new leases standard. The clarifications address the rate implicit in the lease, impairment of the net investment in the lease, lessee reassessment of lease classification, lessor reassessment of lease term and purchase options, variable payments that depend on an index or rate and certain transition adjustments. These amendments have the same effective date and transition requirements as the new leases standard, as such the Company adopted the new ASU.

F-10

Statement of Cash Flows: In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): “Restricted Cash” (“ASU 2016-18”). ASU 2016-18 requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. The adoption of this guidance will result in the inclusion of the restricted cash balances within the overall cash balance and removal of the changes in restricted cash activity, which are currently recognized in other financing activities, on the Statements of Consolidated Cash Flows. Furthermore, an additional reconciliation will be required to reconcile Cash and cash equivalents and restricted cash reported within the Consolidated Balance Sheets to sum to the total shown in the Statements of Consolidated Cash Flows. The Company will adopt this guidance in the first quarter of 2018. The adoption of this update does not have material impact to its consolidated financial statements.

Accounting Pronouncements Issued But Not Yet Adopted

Financial instrument: In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”). The standard addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017, and early adoption is not permitted. Accordingly, the standard is effective for us on January 1, 2018. Since the Company do not have any financial instruments, management does not expect there will be any material impact on the financial statements.

Financial Instrument - Credit Losses: In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): The amendments in this update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. ASU 2016-13 is effective for the Company for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is allowed as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is still evaluating the effect that this guidance will have on the Company’s consolidated financial statements and related disclosures.

Income Statement-Reporting Comprehensive Income: In February 2018, the FASB issued ASU No. 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, provides financial statement preparers with an option to reclassify stranded tax effects within AOCI to retained earnings in each period in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act (or portion thereof) is recorded.

The ASU requires financial statement preparers to disclose:

●	A description of the accounting policy for releasing income tax effects from AOCI;
●	Whether they elect to reclassify the stranded income tax effects from the Tax Cuts and Jobs Act; and
●	Information about the other income tax effects that are reclassified.

The amendments affect any organization that is required to apply the provisions of Topic 220, Income Statement—Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments are effective for all organizations for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. Organizations should apply the proposed amendments either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company is currently evaluating this guidance and the impact it may have on the Company’s consolidated financial statements.

F-11

Codification Improvements: In July 2018, the FASB issued ASU No. 2018-09, Codification Improvements. This amendment makes changes to a variety of topics to clarify, correct errors in, or make minor improvements to the Accounting Standards Codification. The majority of the amendments in ASU 2018-09 are effective for periods beginning after December 15, 2018. The Company is currently evaluating this guidance and the impact it may have on the Company’s consolidated financial statements.

Fair Value Measurement: In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820). This update changes the fair value measurement disclosure requirements of ASC 820. The ASU modifies the disclosure objective paragraphs of ASC 820 to eliminate (1) “at a minimum” from the phrase “an entity shall disclose at a minimum” and (2) other similar “open-ended” disclosure requirements to promote the appropriate exercise of discretion by entities. The ASU also added new disclosure requirements for level 3 – changes in unrealized gains or losses. Entities are required to disclose the amount of total gains or losses for the period recognized in OCI that is attributable to fair value changes in assets and liabilities held as of the balance sheet date and categorized within Level 3 of the fair value hierarchy (see ASC 820-10-50-2(d)). This disclosure requirement is incremental to the existing requirement to disclose such total unrealized gains or losses for the period recognized in earnings (or changes in net assets) under ASC 820-10-50-2(d). This update is effective for all entities for fiscal years beginning after December 15, 2019, including interim periods therein. Early adoption is permitted for any eliminated or modified disclosure upon issuance of this ASU. The Company is evaluating this guidance and the impact it may have on the Company’s consolidated financial statements.

NOTE 3 - REVENUES

Adoption of ASC Topic 606, “Revenue from Contracts with Customers”.

On 1 January 2017, Red Sunset Tourism adopted ASC Topic 606, Revenue from Contracts with Customers, using the modified retrospective method applied to those contracts which were not completed as of January 1, 2017, if any. Results for reporting periods beginning after January 1, 2017 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historical accounting under Topic 605.

The five-step model defined by ASC Topic 606 requires us to (1) identify our contracts with customers, (2) identify our performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to our performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the customer in an amount that reflects the consideration expected in exchange for those goods or services.

Group tour relates to a service of organizing and coordinating travel tours for the elderly participants in Hengyang City and elderly residents of Hengyang City Yueping Retirement Home (Red Sunset Apartment). Our customers are required to pay in full for the trip in advance and a travel service agreement will be entered into with our customers. Either party may terminate the agreement prior to the departure of the tour. Tour participants will be refunded the total amount paid if Cancellations made by Red Sunset Travel prior to the departure of the tour. If cancellations made by tour participants prior to at least 7 days of the departure, the tour participants will be refunded with the total amount paid. If cancellations made by tour participants within 7 days of the departure date will be subject to partial refund. Group tour income is earned when the tour journey is adjourned. Red Tourism satisfies its performance obligations when its tour participants received goods or services from the third-party providers of hotel, airline, transportation, dining services and attractions. Under ASC Topic 606, revenue is recognized when Red Sunset Tourism satisfies its obligation, which is when control of the underlying goods or services is transferred to its tour participants. Under the legacy GAAP, revenue is recognized when the risks and titles of the goods or services are transferred to its tour participants, which is when the tour participants received the goods or services from the third-party service providers or when the trip is completed. Accordingly, the revenue recognition is identical under the ASC Topic 606 compared to the legacy GAAP. The adoption did not result in any adjustment to the accumulated deficit as of January 1, 2017.

Operating revenue of the Company represents the selling price of group tour fee provided on invoice, net of a value-added tax (“VAT”).

F-12

The following table presents our revenue disaggregated by revenue source and timing of recognition. Value-added tax are excluded from revenues:

Major service lines	December 31, 2017	December 31, 2016
Group tour	$70,250	$34,324
Total	$70,250	$34,324

Timing of recognition	December 31, 2017	December 31, 2016
Services transferred at a point in time	$70,250	34,324
Services transferred over time	-	-
Total	$70,250	34,324

These costs of revenue primarily included the following: travel insurance, tour planning, transportation, local tour fee and value-added tax:

	December 31, 2017	December 31, 2016
Travel insurance	$563	$695
Tour planning	-	23
Transportation	-	361
Local tour fee	65,203	31,002
VAT	718	86
Total	$66,484	32,167

NOTE 5 – PREPAID EXPENSES AND ADVANCE TO SUPPLIERS

Our prepaid expenses primarily consist of:

	December 31, 2017	December 31, 2016
Prepayment to local travel agencies	$65	$-
Prepaid rent	2,627	2,158
Prepaid insurance	5,301	5,622
Total prepaid expenses	$7,993	7,780

NOTE 6 –PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	December 31, 2017	December 31, 2016
Furniture and fixtures	$2,422	$2,270
Computer Equipment	3,218	3,015
Office Equipment	785	736
Sub-total	6,425	6,021
Less: accumulated depreciation	(6,425)	(6,021)
Total property and equipment, net	$-	-

During the fiscal year ended December 31, 2017, the Company did not acquire additional property, furniture, fixtures and equipment. The differences between the ending balance as of December 31, 2016 and the ending balance as of December 31, 2017 was pertinent to the fluctuation of Chinese Renminbi and US dollar.

The depreciation expense for years ended December 31, 2017 and 2016 was nil.

NOTE 7 – DEPOSITS-NON-CURRENT

Travel operators which are incorporated in the People’s Republic of China and engage in domestic and inbound tourism business are required to deposit an insurance payment to any of the banking institutions that are designated by the Executive Department of the State Council of the People’s Republic of China within three business days from the date the operators obtained business permits from the State Council.

As of December 31, 2017 and 2016, the ending balance of the deposit, non-current, were $15,370 (RMB 100,000) and $14,403 (RMB100,000), respectively.

F-13

NOTE 8 – ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables as of December 31, 2017 and 2016 consisted of:

	December 31, 2017	December 31, 2016
Deposit payable	1,261	1,181
Accrual for tour supplies	2,104	1,972
Total accrued expenses and other payables	$3,365	$3,153

NOTE 8 – RELATED PARTY TRANSACTIONS

Amount due to director

As of December 31, 2017 and 2016, Red Sunset Travel recorded $42,490 and $36,000, respectively, in an amount due to director, Mr. Xinhui Li, who has direct ownership interest in Red Sunset Tourism. The outstanding payable represented the payments made to staff’s salary and operational support by Mr. Xinhui Li on behalf of Red Sunset Travel.

Amounts due to related parties

Amounts due to related parties consisted of the following as of the periods indicated:

Name of related parties	December 31, 2017	December 31, 2016

Hengyang City Yueping Retirement Home (Red Sunset Apartment) (1)	$17,008	$8,570
Ms. Jun Quan (2)	62,980	56,061
Hunan Xiao De Tian Xia Senior Care Industry Management Co., Ltd. (3)	2,380	-
Total	$82,368	64,631

(1)	Hengyang City Yueping Retirement Home (Red Sunset Apartment) was owned by Mr. Xinhui Li, former and sole shareholder of Red Sunset Tourism Development Co. Ltd. The amount was paid to the local tour agencies by Hengyang City Yueping Retirement Home on behalf of Red Sunset Tourism Development Co. Ltd.

(2)	Ms. Jun Quan is a former supervisor of Red Sunset Tourism, current supervisor of Hunan Xiao De Tian Xiao Senior Care Industry Management Co. Ltd and one of the shareholders of DD’s Deluxe Rod Holder, Inc after the reverse merger incurred on November 13, 2018. The amount due to Ms. Jun Quan related to the operational support paid by Ms. Jun Quan on behalf of Red Sunset Tourism Development Co. Ltd.

(3)	Hunan Xiao De Tian Xia Senior Care Industry Management Co. Ltd. has provided administrative and accounting support to Red Sunset Tourism Development Co. Ltd. since December 2017. The amount payable was pertinent to the support provided for the month of December 2017. Hunan Xiao De Tian Xia Senior Care Industry Management Co. Ltd is a variable interest entity and deemed subsidiary of Xiao De Tian Xia (Shenzhen) Senior Care Service Management Co., Ltd. since November 6, 2017.

Non-cash transactions-related parties

There was no non-cash transaction between related parties for the years ended December 31, 2017 and 2016

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NOTE 9 – INCOME TAXES

Red Sunset Tourism Development Co. Ltd. was incorporated in the People’s Republic of China and governed by the income tax laws of the PRC. The income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), general Chinese enterprises are subject to income tax at a rate of 25% after appropriate tax adjustments. On November 10, 2015, Red Sunset Tourism received a notification from China National Taxation Bureau that Red Sunset Tourism’s EIT tax is levied at 25% of 10% of its verified gross receipt. .

Under the EIT Laws, dividends paid by PRC enterprises out of profits earned post-2007 to non-PRC tax resident investors are subject to PRC withholding tax of 10%. A lower withholding tax rate may be applied based on applicable tax treaty with certain countries.

The effective tax rate for the years ended December 31, 2017 and 2016 was (6.2%) and (2.8%), respectively. A reconciliation between the Company’s actual provision for income taxes and the provision at the statutory rate is as follows:

	December 31, 2017	December 31, 2016
Loss before income tax expense	$(11,321)	$(12,396)
Computed tax expense (benefit) with statutory tax rate	(2,830)	(3,100)
Tax effect of non-deductible items	20,393	11,681
Tax effect of non-taxable items	(15,806)	(7,723)
Tax credits	(1,054)	(515)

Total Provision for Income Taxes	$703	$343

The income tax provision consists of the following components:

	December 31, 2017	December 31, 2016
Current-PRC	$703	$343
Deferred-PRC	-	-
Total Provision for Income Taxes	$703	$343

NOTE 10 - SUBSEQUENT EVENT

On December 10, 2018, Red Sunset Tourism Development Co. Ltd. was acquired by and became a wholly owned subsidiary of Hunan Xiao De Tian Xia Senior Care Industry Management Co. Ltd. for a cash consideration of $74,257 (RMB 510,000).

Hunan Xiao De Tian Xia Senior Care Industry Management Co. Ltd (“Hunan Xiao De Tian Xia”) was incorporated in the People’s Republic of China on March 22, 2017. Its principal office is located in Yueping Retirement Home (Red Sunset Apartments), Yueping Town, Yangfeng District, Hengyang City. Hunan Xiao De Tian Xia provides a variety of services which include, but not limited to, service management, lodging management, training management and property management.

Hunan Xiao De Tian Xia Senior Care Industry Management Co. Ltd entered into a series of contractual agreements with Xiao De Tian Xia (Shenzhen) Senior Care Management Services Limited, a Wholly Foreign Owned Enterprise of the People’s Republic of China (“GS WFOE”) on November 6, 2017. As a result of the agreements, WFOE contractually controlled and managed Hunan Xiao De Tian Xia and its subsidiaries. DD’s Deluxe Rod Holder Inc. (“DDLX”), as a parent of GS WFOE, is considered the primary beneficiary of Hunan Xiao De Tian Xia and its subsidiaries and consolidates the accounts of Hunan Xiao De Tian Xia and its subsidiaries.

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